SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 16, 2005

ACR GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	0-12490	74-2008473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Wilcrest Drive, Suite 440

Houston, Texas 77042

(Address of Principal Executive Offices, Including Zip Code)

(713) 780-8532

Registrant's telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 16, 2005, ACR Group, Inc. (the "Company") amended its financing arrangement with Wells Fargo Bank to increase to $35 million the amount that may be borrowed under the revolving credit line. In addition, the amendment extends the maturity date of the financing arrangement to August 31, 2007. All other terms of the financing arrangement were unchanged. The effective date of the amended agreement is August 31, 2005. As of August 31, 2005, the Company's collateral base was sufficient for the entire $35 million to be available to the Company.

The foregoing description of the amended financing arrangement is qualified in its entirety by reference to the amendment to the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosures set forth in Item 1.01, the contents of which are incorporated by reference.

Item 7.01. Regulation FD Disclosure.

See the disclosures set forth in Item 1.01, the contents of which are incorporated by reference. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The Company is attaching copies of the press release dated September 19, 2005 as Exhibit 99.1, and the Amendment to Credit Agreement dated as of August 31, 2005 as Exhibit 10.1.

Exhibit	Description

10.1	Amendment to Credit Agreement, Dated as of August 31, 2005, by and among ACR Group, Inc. (Borrower) and Wells Fargo Bank, National Association and Subsidiaries of Borrower.
99.1	Press release dated September 19, 2005 issued by ACR Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACR Group, Inc.

Dated: September 22, 2005	By:	/s/ Anthony R. Maresca
Anthony R. Maresca Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment to Credit Agreement, Dated August 31, 2005, by and among ACR Group, Inc. and Wells Fargo Bank, National Association and Subsidiaries of Borrower.
99.1	Press release dated September 19, 2005 by ACR Group, Inc.